As filed with the Securities and Exchange Commission on June 10, 1996.
                                                   Registration No.333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    --------


                           MUTUAL RISK MANAGEMENT LTD.
             (Exact name of registrant as specified in its charter)



        BERMUDA                                              NONE
(State or Other Jurisdiction                    (I.R.S. Employer Identification
of Incorporation)                                Number)


                            LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                                    --------

                               ROBERT A. MULDERIG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           MUTUAL RISK MANAGEMENT LTD.
                                44 CHURCH STREET
                            HAMILTON, HM 12, BERMUDA
                                 (441) 295-5688
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    --------

                                   COPIES TO:

                              DAVID J. DOYLE, ESQ.
                             CONYERS DILL & PEARMAN
                                 2 CHURCH STREET
                             HAMILTON, BERMUDA HM 11
                                  (441)295-1422

                                    --------

                         CALCULATION OF REGISTRATION FEE


Title of each class of
securities to be          Amount to be       Proposed maximum                   Proposed maximum              Amount of
registered               registered(1)       offering price per unit(1)    aggregate offering price(1)        registration fee
- ----------------------   -------------       --------------------------    ---------------------------        ----------------

Common Stock             1,000,000           $43.88                        $43,880,000                        $15,131.03

- --------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) using the average of the high and low price of securities of the same class as of June 5, 1996

================================================================================

         In accordance with Instruction E of Form S-8, the content of the Registrant's prior registration statement on Form S-8 (Reg.No.33-55282) relating to its 1991 Long Term Incentive Plan are incorporated herein by reference.



ITEM 8.           EXHIBITS

         Exhibit No.          Description
         -----------          -----------

         5.1 Opinion of Conyers Dill & Pearman as to the legality of the securities being registered.
         24.1                 Consent of Ernst & Young.
         24.2                 Consent of Conyers  Dill & Pearman is contained in
                              Exhibit 5.1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on June 4, 1996.


                                       Mutual Risk Management Ltd.


                                       By: /s/ Robert A. Mulderig
                                           ----------------------
                                           Robert A. Mulderig
                                           Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                                Date
- ---------                      -----                                ----




/s/ Robert A. Mulderig         Chairman and Chief Executive         June 4, 1996
- ----------------------         Officer
Robert A. Mulderig             (Principal Executive Officer)



/s/ John Kessock, Jr.          President, Director and Authorized   June 4, 1996
- ----------------------         U.S. Representative
John Kessock, Jr.



/s/ Richard G. Turner                                               June 4, 1996
- ----------------------
Richard G. Turner              Executive Vice President
                               and Director



/s/ Glenn R. Partridge                                              June 4, 1996
- ----------------------
Glenn R. Partridge             Executive Vice President
                               and Director


/s/ James C. Kelly             Senior Vice President                June 4, 1996
- ----------------------         (Principal Financial and
James C. Kelly                  Accounting Officer)



/s/ Roger E. Dailey                                                 June 4, 1996
- ----------------------
Roger E. Dailey                Director



/s/ David J. Doyle                                                  June 4, 1996
- ----------------------
David J. Doyle                 Director

Signature                      Title                                Date
- ---------                      -----                                ----


- ----------------------
Arthur E. Engel                Director



/s/ Allan W. Fulkerson                                              June 4, 1996
- ----------------------
Allan W. Fulkerson             Director



/s/ William F. Galtney, Jr.                                         June 4, 1996
- ---------------------------
William F. Galtney, Jr.        Director



/s/ Beverly H. Patrick                                              June 4, 1996
- ----------------------
Beverly H. Patrick             Director



/s/ Jerry S. Rosenbloom                                             June 4, 1996
- -----------------------
Jerry S. Rosenbloom            Director



/s/ Joseph D. Sargent                                               June 4, 1996
- ----------------------
Joseph D. Sargent              Director